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                                                                   EXHIBIT 10.2


                            OSI PHARMACEUTICALS, INC.

                             FIRST AMENDMENT TO THE
               2001 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN

         Pursuant to the powers reserved to the Board of Directors of OSI Pharmaceuticals, Inc., a Delaware corporation (the "Company"), under Section 7 of Company's 2001 Incentive and Non-Qualified Stock Option Plan (the "Plan"), the Plan is hereby amended as follows, effective January 1, 2003:

                              FIRST AND ONLY CHANGE

         Section 11(a) of the Plan is amended to read as follows:

         "(a)(i) Each director, who is not also an employee of the Company or any of its affiliates, or the designee of any stockholder of the Company pursuant to a right to designate one or more directors (an "Eligible Director") who first becomes an Eligible Director on or after June 13, 2001 but prior to January 1, 2003, shall automatically be awarded a grant of 30,000 non-qualified stock options upon his or her initial election to the Board of Directors. An Eligible Director receiving an initial option grant under this Section 11(a)(i) shall not be eligible for an initial grant of option under any other stock option plan maintained by the Company. Such options shall vest and be exercisable solely in accordance with the following schedule:

                  (A) The options may be exercised with respect to a maximum of one-half of the option shares during the twelve-month period beginning after the date of grant.

                  (B) The options may be exercised with respect to all of the option shares upon the Eligible Director's reelection to the Board of Directors for a second consecutive term.

                  (C) The options will expire and will no longer be exercisable as of the tenth anniversary of the date of grant, subject to sooner expiration upon the occurrence of certain events as provided elsewhere in this Plan.

         (a)(ii) Each Eligible Director who first becomes an Eligible Director on or after January 1, 2003, shall automatically be awarded a grant of 50,000 non-qualified stock options upon his or her initial election to the Board of Directors. An Eligible Director receiving an initial option grant under this Section 11(a)(ii)


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         shall not be eligible for an initial grant of option under any other stock option plan maintained by the Company. Such options shall vest and be exercisable solely in accordance with the following schedule:

                  (A) The options shall not be exercisable during the twelve-month period beginning after the date of grant.

                  (B) The options may be exercised with respect to one-third of the option shares after the expiration of twelve months from the date of grant.

                  (C) The remaining two-thirds of the options shall vest and become exercisable ratably on a monthly basis over the two-year period commencing one year from the date of grant and ending three years from the date of grant.

                  (D) The options will expire and will no longer be exercisable as of the tenth anniversary of the date of grant, subject to sooner expiration upon the occurrence of certain events as provided elsewhere in this Plan."




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